                                                                  EXHIBIT 10.83



                               SERVICE AGREEMENT

         SERVICE AGREEMENT ("Agreement") made effective as of the 1st day of December, 1998, by and between Insurance Management Solutions, a Florida corporation (herein, "IMS") and Bankers Life Insurance Company, a Florida insurance corporation (herein, "BLIC").

         WHEREAS, BLIC is an affiliate of IMS and desires IMS to perform certain administrative and special services (collectively "services") for BLIC in its operations and desires further to make use in its day to day operations of certain property, equipment, and facilities (herein collectively called, "Facilities") of IMS in Florida and as BLIC may request; and

         WHEREAS, IMS and BLIC contemplate that such an arrangement will achieve certain operating economies, and improve services to the mutual benefit of both IMS and BLIC; and

         WHEREAS, IMS and BLIC wish to assure that all charges for services and the use of Facilities incurred hereunder are reasonable and are arrived at in a fair and equitable manner, and that estimated charges, whenever used, are adjusted periodically;

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, and intending to be legally bound hereby, IMS and BLIC agree as follows:

         1. PERFORMANCE OF SERVICES AND USE OF FACILITIES. IMS agrees to make available its Facilities to BLIC and perform the services hereinafter required for the conduct of its operations, including but not limited to: data processing equipment; business property, whether owned or leased; and communications equipment. IMS agrees at all times to use its best efforts to maintain sufficient personnel and Facilities of the kind necessary to perform this Agreement.

             A.) Capacity of Personnel: Status of Facilities. Whenever IMS utilizes its personnel to perform services for BLIC pursuant to the this Agreement, such personnel shall at all times remain employees of IMS or its affiliates and IMS shall alone retain full liability to such employees for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations. No Facility of IMS used in performing services for or subject to use by BLIC shall be deemed to be transferred, assigned, conveyed or leased by performance or use pursuant to this Agreement.

             B.) Exercise of Judgment in Rendering Services. In providing any services hereunder which require the exercise of judgment by IMS, IMS shall perform any such service in accordance with any standards and guidelines BLIC develops and communicates to IMS. In performing any services hereunder, IMS shall at all times act in a manner reasonably calculated to be in, or not opposed to, the best interests of BLIC, and in any event in accordance with the written standards and guidelines which may be developed by BLIC in the future.

             C.) Control. The performance of services by IMS for BLIC pursuant to this Agreement shall in no way impair the absolute control of the business and operations of IMS or BLIC by their respective Boards of Directors. IMS shall act hereunder so as to assure the separate operating identity of BLIC.

             D.) Claims. Subject to procedures established by BLIC and



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communicated to IMS and general agents, IMS shall provide claims services as may be required, including review of claims services rendered by agents and/or general agents of BLIC. BLIC shall at all times have the ultimate and final authority in determining whether to pay or reject payment on claims. Claims services contemplated under this agreement include:

                 1.) Consulting and support work from IMS claims litigation management unit.

                 2.) Consulting and support work from the Special
Investigation Unit.

                 3.) Telephone support, record storage, retention and retrieval from the Claims Service Center.

                 4.) Consulting from the Medical Resource Unit relative to medical records.

             E.) Functional Support Services. Subject to the ultimate control and direction of the BLIC Board of Directors, IMS shall provide telecommunications services and electronic data processing services, Facilities and integration, including software programming and documentation and hardware utilization. IMS shall make available:

                 1.) The use of its two AS400's to run a production and test version of the vendor software utilized by BLIC to process its business.

                 2.) Use and technical support of the LAN network, support from its Service Center and the Help Desk.

                 3.) Programming support on an as needed basis.

             F.) Mail Services. IMS shall provide needed mail services, including, but not limited to, sorting and delivery.

             G.) Location. Except as is herein specifically set forth to the contrary, it is understood IMS shall be providing all of the services for which provision is herein set forth from its principal place of business located in St. Petersburg, FL.; provided that such facility may be relocated from time to time to such reasonable location as IMS may determine upon advance notice to BLIC.

         2.  CHARGES.

             (a) Within 30 days of receipt of itemized billings, BLIC agrees to pay for services and Facilities provided by IMS to BLIC pursuant to this Agreement and to reimburse IMS for expenses, all as set forth in Exhibit A which is attached hereto and by reference made a part hereof.

             (b) IMS's determination of charges hereunder shall be presented to BLIC, and if BLIC objects to any such determination, it shall so advise IMS within thirty (30) days of receipt of notice of said determination. Unless the parties can reconcile any such objection, they shall agree to the selection of a firm of independent certified public accountants which shall determine the charges properly allocable to BLIC and shall, within a reasonable time, submit such determination, together with the basis therefore, in writing to IMS and BLIC whereupon such determination shall be binding. The expenses of such a




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determination by a firm of independent certified public accountants shall be borne equally by IMS and BLIC.

         3. CONTINGENCY PLAN. IMS will maintain a contingency plan in case of disaster affecting its hardware or software and will test that plan periodically and make the results of those tests available to its clients upon request. BLIC will be covered under this contingency plan in the event of a disaster.

         4. RECORDS AND DOCUMENTS RELATING TO CHARGES. IMS shall be responsible for maintaining full and accurate accounting records of all services rendered and Facilities used pursuant to this Agreement and such additional information as BLIC may reasonably request for purposes of its internal bookkeeping and accounting operations. IMS shall make such accounting records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying by BLIC or any governmental agency having jurisdiction over BLIC during all reasonable business hours.

         5.  OTHER RECORDS AND DOCUMENTS.

             (a) All books, records, and files established and maintained by IMS by reason of its performance under this Agreement which, absent this Agreement, would have been held by BLIC, shall be the property of BLIC and shall be subject to examination by BLIC and persons authorized by it at all times. BLIC may at any time require IMS to surrender possession of such books, records and files, whereupon IMS shall deliver them to BLIC.

             (b) Without limiting the generality of the foregoing and notwithstanding anything in this Agreement appearing to the contrary, it is mutually understood and agreed that BLIC shall maintain the originals of its books of account at its home office in Florida. For the purposes of this Agreement, the term "books of account" means: the Charter and By-laws; the record containing the names and addresses of shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof; the minutes of any meetings of shareholders and of the board of directors and any committees thereof; the general ledger; the investment ledger; journals; the cash book; subsidiary ledgers; annual and quarterly statements; reports on examination; and all minutes supporting annual, quarterly and other statements and reports filed with or submitted to supervisory and regulatory authorities.

         6. TERMINATION AND MODIFICATION. This Agreement or any part thereof shall commence and be effective as of December 1, 1998 and shall remain in effect until June 1, 2001; provided that this agreement shall continue thereafter until termination in whole or in part by mutual consent or by either IMS or BLIC upon giving ninety (90) days or more advance written notice. Upon termination, IMS shall promptly deliver to BLIC all books and records that are, or are deemed by this Agreement to be, the property of BLIC. This Agreement may be amended only by mutual consent in writing signed by the parties.

         7. SETTLEMENT ON TERMINATION. No later than ninety (90) days after the effective date of termination of this Agreement, IMS shall deliver to BLIC a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amount owed by either party hereunder shall be due and payable within thirty (30) days of receipt of such statement.

         8. ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto, except by operation of law. Nothing in this Agreement,



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expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations or liabilities, or to relieve any person other that the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable.

         9. GOVERNING LAW. This Agreement is made pursuant to and shall be governed by, interpreted under, and the right of the parties determined in accordance with, the laws of the State of Florida.

         10. NOTICE. All notices, statements or requests provided for hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as certified or registered mail, postage prepaid, addressed

              (a) If to IMS to:

                            360 Central Avenue
                            P.O. Box 15707
                            St. Petersburg, FL 33733
                            Attn:  David K. Meehan, President
                            (813) 823-4000 x 4201 FAX (813) 823-6518

              (b) If to BLIC to:

                            360 Central Avenue
                            P.O. Box 15707
                            St. Petersburg, FL 33733
                            Attn:  G. Kristin Delano
                            (813) 803-4016 FAX (813) 823-6518

or to such other person or place as each party may from time to time designate by written notice sent as aforesaid.

         11. HEADINGS. The headings of the various paragraphs of this Agreement are for convenience only, and shall be accorded no weight in the construction of this Agreement.

         12. ENTIRE AGREEMENT. This Agreement, together with such Amendment as may from time to time be executed in writing by the parties, constitutes the entire Agreement between the parties with respect to the subject matter hereof.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, and their respective corporate seals to be attached hereto as of the date and year first above written.



WITNESSES:                                BANKERS LIFE INSURANCE
                                          COMPANY


/s/ Erica Rudin                           BY: /s/ J. Kristin Delano
---------------------------------            ----------------------------------


/s/ Dawn Wutiske                          AS ITS: Corporate Secretary
---------------------------------                ------------------------------



                                          INSURANCE MANAGEMENT
                                          SOLUTIONS, INC.


/s/ Dawn Wutiske                          BY: /s/ Kelly K. King
---------------------------------            ----------------------------------


/s/ Erica Rudin                           AS ITS: Chief Financial Officer
---------------------------------                ------------------------------

Exhibit A   Fee Schedule



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

                         ADDENDUM TO SERVICE AGREEMENTS

         Service Agreements ("Agreements") by and between Insurance Management Solutions, Inc. ("IMS"), Bankers Insurance Company ("BIC"), First Community Insurance Company ("FCIC"), Bankers Security Insurance Company ("BSIC"), and Bankers Life Insurance Company ("BLIC") have been entered into during the calendar year 1998,

         WHEREAS, the parties desire to amend those Agreements effective January 1, 1999.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained and intending to be legally bound hereby, IMS, BIC, FCIC, BSIC and BLIC agree as follows:

         1. As regards the Service Agreement between IMS and BLIC, the first sentence of paragraph number 6 of the Agreement entitled "Termination and Modification" shall be revised to reflect that the Agreement can be terminated by BLIC on ninety (90) days prior written notice to IMS.

         2. As regards those portions of the Agreements between IMS and BIC, FCIC and BSIC that relate to services described as "All Other Lines of Business" in the attached Exhibit "A", those services and fees can be terminated by BIC, FCIC or BSIC, as the case may be, on ninety (90) days prior written notice to IMS.

         3. Revised service fees attached as Exhibit "A" are adopted by the parties.

         4. Except for the terms of this Addendum, all other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, and their respective corporate seals to be attached hereto as of the date and year first above written.


WITNESSES:                                INSURANCE MANAGEMENT
                                          SOLUTIONS, INC.


/s/ C. Anthony Sexton                     BY: Jeffrey S. Bragg
---------------------------------            ----------------------------------

                                          AS ITS: COO
---------------------------------                ------------------------------

                                          DATE:
                                               --------------------------------

WITNESSES:                                BANKERS INSURANCE COMPANY

/s/ Kyle C. Reynolds                      BY: /s/ J. Kristin Delano
---------------------------------            ----------------------------------

/s/ Erica Rudin                           AS ITS: Corporate Secretary
---------------------------------                ------------------------------

                                          DATE:
                                               --------------------------------



WITNESSES:                                FIRST COMMUNITY INSURANCE COMPANY


/s/ Kyle C. Reynolds                      BY: /s/ J. Kristin Delano
---------------------------------            ----------------------------------

/s/ Erica Rudin                           AS ITS: Corporate Secretary
---------------------------------                ------------------------------

                                          DATE:
                                               --------------------------------



WITNESSES:                                BANKERS SECURITY INSURANCE COMPANY


/s/ Kyle C. Reynolds                      BY: /s/ J. Kristin Delano
---------------------------------            ----------------------------------

/s/ Erica Rudin                           AS ITS: Corporate Secretary
---------------------------------                ------------------------------

                                          DATE:
                                               --------------------------------



WITNESSES:                                BANKERS LIFE INSURANCE COMPANY


/s/ Kyle C. Reynolds                      BY: /s/ J. Kristin Delano
---------------------------------            ----------------------------------

/s/ Erica Rudin                           AS ITS: Corporate Secretary
---------------------------------                ------------------------------

                                          DATE:
                                               --------------------------------



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


                                   EXHIBIT A

                      INSURANCE MANAGEMENT SOLUTIONS, INC.
                               SERVICE FEES FOR:
    BANKERS INSURANCE CO., FIRST COMMUNITY INSURANCE CO., BANKERS SERCURITY
                                 INSURANCE CO.

Performance Period:                             January 1, 1999 - June 30, 2001

Full Service (Homeowners/Dwelling Fire, Flood, Private Passenger Automobile):

HOMEOWNERS/DWELLING FIRE:          To 125kPIF   Next25k    Next25k    Next25k    Over200k
------------------------

On Direct Written Premium           10.00%        9.00%      7.00%     5.00%       4.00%
On Direct Earned Premium             8.00%        7.00%      7.00%     7.00%       6.00%

FLOOD:                             To 400kPIF   Over400k
------
On Direct Written Premium            8.00%        6.00%
On Direct Earned Premium             1.00%        1.00%

PRIVATE PASSENGER AUTOMOBILE:      To 40PIF     Next 20k   Next 20k   Next20k    Over100k
-----------------------------
On Direct Written Premium           12.00%        8.00%      7.50%     7.00%       6.50%
On Direct Earned Premium            10.00%        8.00%      8.00%     8.00%       8.00%

OTHER CLAIMS SERVICE FEES:

         Homeowners/Dwelling Fire: IMSG will be reimbursed for costs associated with independent adjusters and appraisers when indemnity losses form a single event exceed $2,000,000 subject to a cap of 5.00% of direct incurred losses from that storm.

         Flood: 1.65% of Direct Incurred Losses (3)

DATA PROCESSING/MAIL ROOM, POLICY ASSEMBLY, RECORDS MANAGEMENT, CASH OFFICE/CLAIMS:
Bail:                                .30% of Direct Earned Premiums (2)

All Other Lines of Business
Processed by BIC, BSIC & FCIC        To$35Mil    $35-$40     $40-$45     $45-$55     $55-$65    $65-$75
On Direct Written Premium              7.50%       6.50%       6.00%       5.00%       4.50%      4.00%
On Direct Earned Premium              10.50%      10.50%      10.00%      10.00%       9.50%      9.00%

Special Contracts entered into by BIC, FCIC or BSIC will be negotiated on an individual basis. The existing General Agents' Program calls for Claims Only Service.

                   Fee:                      8.00% of Direct Earned Premiums(2)

(1) Direct Written Premiums includes gross written premiums net of cancellations.
(2) Direct Earned Premiums are determined by earning direct written premiums ratably over the life of the policies written.
(3) Direct Incurred Losses are defined as calendar period paid losses plus ending loss reserves minus beginning loss reserves.
(4) PIF = Policies in Force as of each month end accounting period. Mil = Millions of Direct Written Premium.



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


                                   EXHIBIT A

                      INSURANCE MANAGEMENT SOLUTIONS, INC.
                                  SERVICE FEES
               BANKERS INSURANCE GROUP, INC. AND ITS SUBSIDIARIES
                   (EXCLUDING ITS P & C INSURANCE COMPANIES)


Performance:                                 January 1, 1999 - December 31, 2001

Data Processing:                             1999     $1,025,000
                                             2000     $1,057,000
                                             2001     $1,087,000

Mailroom, Policy Assembly, Cash
   Office and Records Management
   Service Fees:                             1999     $100,000
                                             2000     $103,000
                                             2001     $106,000


By reference to an agreement between Insurance Management Solutions Group, Inc. and Bankers Life Insurance Company ("BLIC"), BLIC will be allocated a portion of the above referenced fees. BLIC also will incur a fee for certain claims services performed on its behalf which are expressed in the BLIC fee addendum.



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


                                   EXHIBIT A

                      INSURANCE MANAGEMENT SOLUTIONS, INC.
                               SERVICE FEES FOR:
                         BANKERS LIFE INSURANCE COMPANY


Performance Period:                          January 1, 1999 - December 31, 2001

Claims Service Fees:                         1999     $125,000
                                             2000     $129,000
                                             2001     $133,000

                     Payment due in quarterly installments.

Data Processing:                             Reference must be made to the Data Processing
                                             Fee arrangement with Bankers Insurance Group,
                                             of which BLIC is a component.

Mailroom, Policy Assembly, Cash
   Office and Records Management
   Service Fees:                             Reference must be made to the arrangement with
                                             Bankers Insurance Group, of which BLIC is a
                                             component.